UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21858	77-0056625
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

546 Flynn Road, Camarillo, California 93012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John A. Buckett, II, Chairman of the Board of Interlink Electronics, Inc. (the “Company”), will resign from the Company’s Board of Directors effective December 31, 2008. Mr. Buckett had been considering this decision since early 2008. Mr. Buckett served on the Company’s Board for eight years.

The Company has begun a search to find a replacement for Mr. Buckett. In the interim, the Board has appointed Kevin J. Wiley as Acting Chairman of the Board and Edward Hamburg as Acting Lead Independent Director.

Additionally, Mr. Charles C. Best, Mr. Farhad Rostamian, and Mr. Rodney G. Vesling have signed Executive Retention Agreements, effective January 1, 2009 (the “Agreements”). The Agreements provide that in the event of a change of control, as defined by the Agreements, and the termination of the executive during the nine month period after the change of control, the executive will receive nine months of base salary, a bonus equal to the executive’s maximum performance bonus (based on the assumption that the executive has met 100% of his performance objectives) multiplied by an agreed bonus multiplier of 25% in the case of Mr. Best and 30% in the case of Mssrs. Rostamian and Vesling, a car allowance, any accrued and unused vacation pay, nine months of COBRA premiums paid as a lump sum, and the acceleration of 100% of the executive’s unvested stock so that such options are immediately exercisable (the “Severance Payment”). If the executive resigns for good reason, as defined by the Agreements, during the nine month period after the change of control, the executive will also receive the Severance Payment. Additionally, the Agreements between the Company and Mr. Best and Mr. Vesling provide that in the event the executive is terminated without cause or terminates for good reason, as defined in the Agreements, prior to a change of control event, the executive will also receive the Severance Payment. Furthermore, the Agreements provide that if the Company, or a specific business unit of the Company, is sold the executive would earn a certain percentage of the net cash purchase price, as defined in the Agreement, of the Company, or the specific business unit of the Company, ranging from seven-tenths of one percent to one and one-half percent, as incentive compensation. The Agreements will terminate nine months after a change of control, or upon the resignation, death or disability of the executive. The Agreements may also be terminated by the Company for cause, as defined in the Agreements. The executives also agreed to arbitration in the event there is a dispute and to keep certain information regarding the Company and their employment confidential. The executives also agreed to sign a General Release of Claims against the Company as a condition to receiving the Severance Payment and the incentive compensation. A form of the Agreements is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1    Form of Executive Retention Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK ELECTRONICS, INC.

Date: December 24, 2008	By:	/S/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer